Exhibit 10.4

UNSECURED SUBORDINATED PROMISSORY NOTE

US $37,000,000.00	New York, NY
(Place of Execution)

April 6, 2007

FOR VALUE RECEIVED, PARC Operations, LLC, a Florida limited liability company (“PARC Operations”), PARC 7F-Operations Corporation, a Florida corporation, PARC Elitch Gardens, LLC, a Florida limited liability company, PARC White Water Bay, LLC, a Florida limited liability company, PARC Frontier City, LLC, a Florida limited liability company, PARC Splashtown, LLC, a Florida limited liability company, PARC Waterworld, LLC, a Florida limited liability company, PARC Darien Lake, LLC, a Florida limited liability company, and PARC Enchanted Parks, LLC, a Florida limited liability company (each an “Obligor” and collectively the “Obligors”), jointly and severally, promise to pay to the order of Six Flags, Inc., whose address is 1540 Broadway, 15th Floor; New York, New York 10036 (“Holder”), the principal sum of THIRTY-SEVEN MILLION AND NO/100 DOLLARS ($37,000,000.00), together with interest (as then in effect, the “Interest Rate”) on the outstanding principal balance from the date hereof, until paid, at the rate of seven and one-half percent per annum through April 5, 2009 (“Period One”) and at the rate of eight and one-half percent per annum from April 6, 2009 through April 6, 2017 (the “Maturity Date,” and such period between Period One and the Maturity Date, “Period Two”), in lawful money of the United States of America.  Accrued and unpaid interest only shall be due and payable monthly on the outstanding principal balance at the applicable Interest Rate beginning on May 1, 2007, and continuing on the first (1st) day of each month thereafter until the Maturity Date.  In addition, the principal shall be due and payable in consecutive annual payments of ONE MILLION SEVEN HUNDRED THOUSAND AND NO/100TH DOLLARS (US $1,700,000.00), on the first calendar day of January beginning on January 1, 2008, and continuing on each anniversary thereof through and including January 1, 2016, and the entire indebtedness evidenced hereby shall be due and payable in full, together with a balloon principal payment of TWENTY ONE MILLION SEVEN HUNDRED THOUSAND AND NO/100TH DOLLARS (US $21,700,000.00) on the Maturity Date; provided, however, that if the amount of the Limited Rent Guaranty (Six Flags) to be provided by Holder in favor of the Landlords (as defined therein) under the Leases as of the date of this Note is less than $9,999,999 (the excess of $9,999,999 over the amount of such guaranty, the “Deferred Amount”), then payments of principal and interest under this Note shall be deferred until such time as the total amount of deferred payments of principal and interest (such deferred payments, the “Accrued Deferred Payments”) equals the Deferred Amount, and the Deferred Amount shall be added to the balloon payment due hereunder; provided, further, however, that the Deferred Amount shall be reduced (but not below zero) by an amount equal to (i) $1,000,000 on January 1 of each year plus (ii) the amount of any Amount Funded (as such term is defined in the Limited Rent Guaranty (Six Flags)); concurrently therewith, the amount, if any, by which the Accrued Deferred Payments exceeds the Deferred Amount, as adjusted, shall be paid in full to the Holder.  If an Equity Event (as such term is defined in the Limited Rent Guaranty (Six Flags)) occurs after the date of this Note, then the Deferred Amount shall be further reduced (but not below zero) by the amount of the net proceeds received by Obligors upon consummation of such subsequent Equity Event effective as of the date of such Equity Event; concurrently therewith, the amount, if any, by which the Accrued Deferred Payments exceeds the Deferred Amount, as adjusted, shall be paid in full to the Holder.  If any installment under this Note is due on a day that is not a Business Day (as defined herein), such installment shall be deemed to be due and payable on the next Business Day and such extension of time shall be taken into account in calculating the amount of interest payable under this Note.  All computation of interest shall be made by Holder on the basis of a year of 360 days.

At any time from the date of this Note, the Obligors may prepay the entire or any portion of the unpaid principal balance of this Note in full or in part on the last Business Day before a scheduled monthly payment date without any additional payment of a prepayment fee or penalty.  Upon prepayment of this Note, the Obligors shall simultaneously pay any and all interest accrued on this Note through and including the date of such prepayment.

From time to time, without affecting the obligations of the Obligors or their respective successors or assigns to pay the outstanding principal balance of this Note and observe the covenants of the undersigned contained herein (after any applicable notice or cure period, if any), and without affecting the guaranty of any person, corporation, partnership or other entity for payment of the outstanding principal balance of this Note, without giving notice to or obtaining the consent of the Obligors, the successors or assigns of the Obligors or guarantors, and without liability on the part of Holder, Holder may, at the option of Holder, extend the time for payment of said outstanding principal balance or any part thereof, reduce the payments thereon, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination agreement, release any security given herefor, take or release other or additional security, and agree in writing with the Obligors to modify the rate of interest or period of amortization of this Note or change the amount of the monthly installments payable hereunder or otherwise modify, amend or waive any term or provision of this Note.

Presentment, notice of dishonor, right to set off and counterclaim, and protest are hereby waived by each of the Obligors.

Unless applicable law requires otherwise, so long as no Event of Default (as defined below) occurs and is continuing, all payments received by Holder under this Note shall be applied by Holder to the interest, fees and costs and the principal (if applicable) of the Note.  If an Event of Default occurs and is continuing, Holder may apply any payments received by Holder in any amount and in any order as Holder shall determine in Holder’s sole discretion.

Any forbearance by Holder in exercising any right or remedy under this Note shall not be a waiver of or preclude the exercise of any right or remedy.

Capitalized terms used herein but not defined herein have the respective meanings given them in the Leases (as defined in Schedule A hereto).

I.    DEFAULTS.

A.  Events of Default.  The occurrence of any one or more of the following events shall constitute an event of default hereunder (an “Event of Default”):

(1)          Any installment under this Note is not received by Holder within five (5) calendar days after the due date and such default is not cured by the undersigned within five (5) calendar days of the receipt of written notice from Holder;

(2)          Any Obligor fails to observe or perform any other term of this Note;

(3)          Any Obligor makes any materially incorrect or misleading representation or warranty to Holder in connection with this Note or in any certificate, report, financial statement or other information delivered to the Holder;

(4)          Any provision of this Note for any reason ceases to be valid and binding on or enforceable against the undersigned or the undersigned so states in writing;

(5)          Any Obligor (i) defaults in any payment of principal of or interest on any indebtedness or contingent obligation (other than its obligation under this Note) or (ii) defaults in the observance or performance of any agreement or condition relating to any indebtedness or contingent obligation (other than this Note) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which is to permit such indebtedness or contingent obligation to be declared due and payable or such indebtedness or contingent obligation shall otherwise become due or required to be prepaid prior to its stated maturity (determined without regard to whether any notice is required); provided, that it shall not constitute an Event of Default pursuant to clause (i) or (ii) above unless the aggregate principal amount of all such indebtedness or contingent obligations as described in clauses (i) and (ii), inclusive, exceeds $2,000,000 at any one time;

(6)          One or more judgments, orders or decrees is entered against any Obligor involving a liability not paid or fully covered by insurance in excess of $2,000,000 for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof;

(7)          Any of the following occurs: (i) the merger or consolidation of any Obligor with or into any other person other than an affiliate of the undersigned, (ii) the dissolution or liquidation of any Obligor (iii) the sale of all or substantially all of the assets of any Obligor, without the prior written consent of Holder, which will not be unreasonably withheld; or (iv) the transfer of a controlling interest in the securities of any Obligor, without the prior written consent of Holder, which will not be unreasonably withheld; or

(8)          Any of the events that may be deemed an event of default, taking into account all applicable cure periods, if any, in accordance with Section 12.1 of any of the Leases (as defined in Schedule A hereto), as currently in effect as of the date of this Note and any amendment of which in the Leases shall not be deemed to be an amendment for purposes of this Note, occurs, and as a result thereof, the Landlord under such Leases shall have declared a default.

Holder shall deliver a written notice of any Event of Default to the Obligor (the “Notice of Default”) as soon as practicable after Holder has knowledge of such Event of Default.

Each Obligor shall deliver to Holder a copy of any notice of default that the undersigned receives with respect to the Leases upon its receipt thereof.

B.  Additional Interest; Late Charge.  Upon an Event of Default, the balance of this Note shall bear additional interest equal to four percent (4%) per annum in excess of the Interest Rate (except as hereafter provided in Section V.C hereof) (the “Default Rate”), computed from the date any Obligor receives the Notice of Default to the date the Event of Default is no longer continuing, as evidenced by written notice from Holder to the Obligors; provided, however, that if the Default Rate is in excess of the amount permitted to be charged to the Obligors under applicable federal or state law, Holder shall be entitled to collect additional interest at the highest rate permitted by such law.  In addition to the foregoing, upon an Event of Default pursuant to Section I.A.(1) hereof, the Obligors shall pay to Holder a late charge equal to three percent (3%) of each payment past due for five (5) or more calendar days, such late charge to be immediately due and payable without demand by Holder.

C.  Acceleration.  If the Obligors fail to cure any Event of Default described in Section I.A.(1) hereof within five (5) calendar days of any Obligor’s receipt of the Notice of Default or any other Event of Default within thirty (30) calendar days of its receipt of Notice of Default, then, pursuant to written notice to the Obligors, Holder may, at any time that such Event of Default is continuing, accelerate this Note and declare all outstanding and unpaid principal, interest, additional interest and late charges then due and payable, regardless of any prior forbearance.  If Holder elects to accelerate the Note, the Obligors shall also pay to Holder all of Holder’s reasonable expenses and costs in connection with Holder’s collection hereunder, including, without limitation, reasonable attorneys’ fees, court costs and expenses, including attorneys’ fees and expenses on any appeal and without relief from valuation and appraisement laws.

II.    REPRESENTATIONS

By its execution hereof, each Obligor represents that:

A.            Authority.  The Obligor has the legal capacity, power and ability to execute and deliver this Note and to perform all of its obligations hereunder.  This Note is the legal, valid and binding obligation of the Obligor, enforceable against the Obligor in accordance with the terms hereof.

B.            No Conflict; Consents.  The execution, delivery and performance by the Obligor of this Note do not and will not (i) violate any law, rule or regulation, conflict with any agreement, instrument or other document or order, judgment, injunction or determination by which the Obligor or any of its assets are bound or (ii) require the consent or approval of any governmental authority or other person or entity.

III.    ADDITIONAL COVENANTS.

In addition to the covenants and agreements made in this Note, the Obligors further covenant and agree (and shall cause its successors or assigns to covenant and agree) with and in favor of Holder as follows:

A.            Monthly Financial Statements.  Throughout the term of this Note each Obligor shall deliver to Holder a copy of the information delivered to the Landlord under Section 17.2 of the Lease.

B.            Audited Financial Statements.  Each Obligor shall deliver to Holder within forty-five (45) days after the end of each Fiscal Year, a profit and loss statement, balance sheet and statement of cash flow showing results from operations during such Fiscal Year.  The aforesaid financial statements shall be accompanied by a Certificate of the Chief Executive Officer or the Chief Financial Officer of the Obligor (or of the Obligor’s general partner or managing member, if applicable) (an “Officer’s Certificate”) which, for purposes hereof shall mean a Certificate of the Chief Executive Officer or the Chief Financial Officer of the Obligor (which Certificate shall also be certified by another officer, or partner or member of the undersigned) in which such Officer shall certify to the best of such Officer’s knowledge (a) that such statements have been properly prepared in accordance with GAAP and are true, correct and complete in all material respects and fairly present the consolidated financial condition of the Obligor at and as of the dates thereof and the results of its operations for the period covered thereby, and (b) that no Event of Default has occurred and is continuing hereunder or under the Leases.  If the Holder shall determine in its reasonable discretion that the Holder could be required to include the assets, liabilities and results of the activities of any Obligor and its Affiliates in the consolidated financial statements of the Holder pursuant to applicable accounting requirements and guidance (the foregoing, a “Consolidation Determination”), then the Obligor shall also deliver to Holder at any time and from time-to-time, upon not less than twenty (20) days notice from Holder, any financial statements or other financial reporting information required to be filed by Holder with the SEC or any other governmental authority or required pursuant to any order issued by any Governmental Agencies or arbitrator in any litigation to which Holder is a party for purposes of compliance therewith (“Additional Information”).  If the Obligor is required to incur any additional out of pocket costs, fees and expenses in preparing such Additional Information other than in the ordinary course of the Obligor’s obligations hereunder, Holder shall reimburse the Obligor for all costs, fees and expenses incurred in such preparation.  Notwithstanding the foregoing, in the event that the Obligor’s financial records are not otherwise being reviewed or audited by an independent certified public accountant then the Holder will accept financial statements certified true and correct by the Chief Financial Officer of the Obligor to the best of such Officer’s knowledge (or of the Obligor’s general partner or managing member, if applicable).  If Holder makes a Consolidation Determination, in connection with Holder’s responsibility to maintain effective internal controls over financial reporting and the requirements for complying with the Sarbanes-Oxley Act of 2002 (“SOX”), each Obligor hereby agrees to provide reasonable access to the Obligor’s books and records and properties, upon reasonable prior oral or written notice to the Obligor and reasonable assistance necessary to Holder that will allow Holder to conduct activities necessary to satisfy such responsibilities, including but not limited to the activities stipulated by the Public Company Accounting Oversight Board in its release 2004-1, or other similarly promulgated guidance by other regulatory agencies.  Each Obligor shall be reimbursed its reasonable expenses incurred for all such services and assistance requested by Holder.  Holder agrees to provide the Obligor with appropriate notice regarding the conduct of the activities anticipated in this provision.  If Holder makes a Consolidation Determination, the Obligor agrees to provide, at Holder’s request and expense, evidence of the Obligor’s documented policies, if any, regarding “whistle-blower” procedures and regarding the reporting of fraud or misstatements involving financial reporting of the Obligor.

C.            Records.  Each Obligor shall keep and maintain at all times in accordance with GAAP (separate and apart from its other books, records and accounts) complete and accurate up to date books and records adequate to reflect clearly and correctly the results of operations of the Obligor.  Such books and records shall be kept and maintained at the Leased Property or the Obligor’s principal office.  Holder or its representatives shall have, at all reasonable times during normal business hours, reasonable access, on reasonable advance notice, to examine and copy each Obligor’s books and records and properties.  Such books and records shall be available for at least four (4) years for Holder’s inspection, copying, review and audit at Holder’s expense during reasonable business hours and upon reasonable notice.

D.            Compliance with SOX.  If the Holder makes a Consolidation Determination, each Obligor shall comply with any and all policies that Holder has implemented in accordance with SOX, copies of all such policies to be provided to each Obligor.  In addition to the requirements contained in Section III.C. hereof, each Obligor shall provide Holder and Holder’s accountants with all access to the Obligor’s books, records, properties and personnel as Holder or its accountants may deem reasonably necessary in order for (i) Holder to comply with SOX, (ii) Holder’s officers to provide the required certifications under SOX and (iii) Holder to perform the necessary audits and necessary reviews of procedures required by SOX and the rules and regulations of the SEC.

E.                   No Distributions.  If the Obligors Net Worth (as defined below) after the transactions contemplated herein, is less than the Guaranteed Funding Limit (as defined in the Limited Rent Guaranty (Six Flags), no Obligor shall, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of such Obligor’s equity interests to the direct or indirect holders of such equity interests in their capacity as such or (ii) purchase, redeem or otherwise acquire or retire for value any equity interests in the Obligor or any direct or indirect parent of the Obligor, if, in any such case, the aggregate stockholder’s equity of the Obligors determined in accordance with GAAP after giving effect to any such transactions would be less than the total aggregate stockholder’s equity of the Obligors determined in accordance with GAAP as of the date of this Note.  “Obligors Net Worth” shall mean the net worth of the Obligors, provided, the net worth of each Obligor shall be calculated in accordance with GAAP and Obligors Net Worth shall include an Obligor (other than PARC Operations) for only as long as such Obligor is owned by PARC Operations or one of its Affiliates.

F.                   Limitation on Incurrence of Indebtedness.  Except for liabilities incurred in the ordinary course of business and any working capital credit facility established by any of the Obligors in an aggregate amount not to exceed Twenty Million Dollars ($20,000,000) (the “Working Capital Facility”), each Obligor shall not create, incur, assume or guarantee, or permit to exist or become or remain liable directly or indirectly upon, any Indebtedness except

Indebtedness of the Obligor to Landlord under the applicable Lease and Indebtedness permitted under the terms of any Lease.  As used in this Section III.H. (and notwithstanding any other definition of Indebtedness in the Lease), Indebtedness shall mean all obligations, contingent or otherwise, to pay or repay monies irrespective of whether, in accordance with GAAP, such obligations should be reflected on the obligor’s balance sheet as debt.

G.                  Confidentiality.  Holder agrees that any information provided to Holder pursuant to this Section III shall not be used for any competitive purpose and shall be treated by Holder as confidential, except to the extent that disclosure of any such information is required by law, regulation, regulatory authority or other applicable judicial or governmental requirement or order or stock exchange or other similar stock listing requirements.

IV.    SUBORDINATION.

Holder, by its acceptance of this Note, agrees that the payment of all obligations owing to it pursuant hereto are and will be subordinated to the prior payment in full of any and all indebtedness and other obligations incurred by the Obligors under (i) the Leases and related loan documentation, (ii) the Working Capital Facility, provided that, such subordination of Holder in favor of the Working Capital Facility lender shall permit the payment of scheduled principal and interest payments under this Note so long as no default or event of default has occurred and is continuing under the Working Capital Facility, including without limitation any payment or covenant default or event of default of any kind or nature whatsoever, without regard to (A) the nature of the default or event of default or (B) whether the Working Capital Facility lender has taken any steps to enforce any rights or seek any remedies arising by virtue of such default or event of default, and (iii) any other promissory note issued by Obligors in favor of Holder pursuant to the Limited Rent Guaranty (Six Flags) (the “Additional Notes”).  Upon any payment or distribution of assets of any Obligor of any kind or character, including in connection with any winding up, dissolution or liquidation of any Obligor, the Leases, the Working Capital Facility and the Additional Notes shall first be paid in full to the satisfaction of (i) the Landlords under the Leases, (ii) the lender(s) under the Working Capital Facility and (iii) Holder with respect to the Additional Notes, prior to any payment or distribution on this Note.  Notwithstanding the foregoing to the contrary, nothing contained in this Note shall impair or otherwise affect the obligation of the Obligors to make regular monthly payments of interest and annual payments of principal as provided in the first paragraph of this Note; provided, however, that Holder shall not be entitled to receive, and the Obligors shall not be obligated to make, any payments (including regular monthly payments of interest and annual payments of principal under this Note) for so long as any Obligor is in default with respect to payment under any Lease, the Working Capital Facility or the Additional Notes.  Holder hereby agrees to promptly execute and deliver any subordination agreements, instruments and acknowledgments as may be required by the Landlord of any Lease, the lender(s) under the Working Capital Facility or the Holder with respect to the Additional Notes in order to further evidence the agreement of Holder to subordinate its right to payment under this Note as described in this Section IV.

V.    GENERAL.

A.            Notice; Business Day

Any notice to Holder or any Obligor provided for in this Note shall be given in the manner provided in the applicable Lease.  The term “Business Day” means any day other than a Saturday, a Sunday, or any other day which in Florida or New York is a legal holiday or a day on which banking institutions are authorized or required by law or government action to close.

B.            Assignment

This Note is freely assignable in whole or in part, from time to time, by Holder and Holder may grant participation interest(s) herein.  Without limiting the foregoing, the Obligors understand and agree that Holder may sell, pledge, grant a security interest in, collaterally assign, transfer, deliver or otherwise dispose of this Note, from time to time.  This Note shall be binding upon each Obligor, its heirs, devises, administrators, executives, personal representatives, successors, receivers, trustees, permitted assignees, including all successors in interest of each Obligor, and shall inure to the benefit of Holder hereof, and the successors and assignees of Holder.

Each Obligor may, with the prior written consent of Holder, require the assumption of this Note upon an assignment of all of the Leases pursuant to the terms of the Leases by the assignee of the Leases (the “Assuming Party”).  Upon any such assumption by the Assuming Party of all obligations under this Note and the execution of all documents required by Holder to evidence the Assigning Party’s obligations as set forth herein, the Obligors or any subsequent Assuming Party shall be released from liability under this Note.  The Obligors or the Assuming Party shall be responsible for any and all costs, fees (including reasonable attorney’s fees), documentary taxes, intangible taxes, transfer taxes, etc. incurred in connection with any such assignment and assumption.

C.            Governing Law; Usury; Miscellaneous

This Note shall be governed by and construed in accordance with the laws of the State of New York.  The Obligors and Holder agree that any dispute arising out of this Note shall be subject to the jurisdiction of both the state and federal courts in New York.  For that purpose, each Obligor hereby submits to the jurisdiction of the state and federal courts of New York.  Each Obligor further agrees to accept service of process out of any of the aforesaid courts in any such dispute by registered or certified mail, postage prepaid, addressed to the undersigned or by “express mail” or national receipted overnight delivery service addressed to the Obligor.  Nothing herein contained, however, shall prevent Holder from bringing any action or exercising any rights against (i) any or all Obligors, (ii) any security or (iii) the assets of any or all Obligors, within any other state or jurisdiction.

The parties hereto intend to conform strictly to the applicable usury laws.  In no event, whether by reason of demand for payment, prepayment, acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by Holder hereunder or otherwise exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, interest would otherwise be payable to Holder in excess of the maximum lawful amount, the interest payable to Holder shall be reduced automatically to the maximum amount permitted by applicable law.  If Holder shall ever receive anything of value deemed interest under applicable law which would apart from this provision be in excess of the maximum lawful amount, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the principal amount owing hereunder in the inverse order of its maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to the undersigned.  All interest paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by applicable law.  The provisions of this paragraph shall control all existing and future agreements between the undersigned and Holder.

Whenever possible this Note and each provision hereof shall be interpreted in such manner as to be effective, valid and enforceable under applicable law.  Any provisions of this Note which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  In addition, any determination that the application of any provision hereof to any person or under any circumstance is illegal and unenforceable shall not affect the legality, validity and enforceability of such provision as it may be applied to any other person or in any other circumstance.

D.            WAIVER OF JURY TRIAL; NO CONSEQUENTIAL OR PUNITIVE DAMAGES.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OBLIGOR AND HOLDER BY ITS ACCEPTANCE HEREOF, FOR ITSELF AND FOR EACH HOLDER HEREOF, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY AGREE, THAT:

(a)           NEITHER THE OBLIGOR NOR HOLDER, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR LEGAL REPRESENTATIVE OF ANY OF THE SAME SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE ARISING FROM OR BASED UPON THIS NOTE, ANY INSTRUMENT OR ANY LOAN DOCUMENT EVIDENCING, SECURING OR RELATING TO THE OBLIGATIONS OR TO THE DEALINGS OR RELATIONSHIP BETWEEN OR AMONG THE PARTIES THERETO;

(b)           NEITHER THE OBLIGOR NOR HOLDER SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN OR CANNOT BE WAIVED;

(c)           THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE OBLIGOR AND HOLDER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS;

(d)           NEITHER THE OBLIGOR NOR HOLDER HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES;

(e)           IN NO EVENT SHALL HOLDER BE RESPONSIBLE OR LIABLE FOR CONSEQUENTIAL OR PUNITIVE DAMAGES TO THE EXTENT PERMITTED BY LAW; AND

(f)            THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER TO ENTER INTO THIS TRANSACTION AND IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

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IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the date first written above.

PARC 7F-OPERATIONS CORPORATION, a Florida corporation

By:	/s/ Randal H. Drew
Name:	Randal H. Drew
Title:	President

PARC OPERATIONS, LLC, a Florida limited liability company

By:	/s/ Randal H. Drew
Name:	Randal H. Drew
Title:	President

PARC ELITCH GARDENS, LLC, a Florida limited liability company

By:	/s/ Randal H. Drew
Name:	Randal H. Drew
Title:	President

PARC WHITE WATER BAY, LLC, a Florida limited liability company

By:	/s/ Randal H. Drew
Name:	Randal H. Drew
Title:	President

PARC FRONTIER CITY, LLC, a Florida limited liability company

By:	/s/ Randal H. Drew
Name:	Randal H. Drew
Title:	President

PARC SPLASHTOWN, LLC, a Florida limited liability company

By:	/s/ Randal H. Drew
Name:	Randal H. Drew
Title:	President

PARC WATERWORLD, LLC, a Florida limited liability company

By:	/s/ Randal H. Drew
Name:	Randal H. Drew
Title:	President

PARC DARIEN LAKE, LLC, a Florida limited liability company

By:	/s/ Randal H. Drew
Name:	Randal H. Drew
Title:	President

PARC ENCHANTED PARKS, LLC, a Florida limited liability company

By:	/s/ Randal H. Drew
Name:	Randal H. Drew
Title:	President

SCHEDULE A

1.                                       Lease Agreement, dated as of April 6, 2007, between CNL Income Darien Lake, LLC, as landlord, and PARC Darien Lake, LLC, as tenant.

2.                                       Lease Agreement, dated as of April 6, 2007, between CNL Income Elitch Gardens, LLC, as landlord, and PARC Elitch Gardens, LLC, as tenant.

3.                                       Sublease Agreement, dated as of April 6, 2007, between CNL Income Enchanted Village, LLC, as landlord, and PARC Enchanted Parks, LLC, as tenant.

4.                                       Lease Agreement, dated as of April 6, 2007, between CNL Income Frontier City, LLC, as landlord, and PARC Frontier City, LLC, as tenant.

5.                                       Lease Agreement, dated as of  April 6, 2007, between CNL Income Splashtown, LLC, as landlord, and PARC Splashtown, LLC, as tenant.

6.                                       Sublease Agreement, dated as of April 6, 2007, between CNL Income Waterworld, LLC, as landlord, and PARC Waterworld, LLC, as tenant.

7.                                       Lease Agreement, dated as of  April 6, 2007, between CNL Income White Water Bay, LLC, as landlord, and PARC White Water Bay, LLC, as tenant.

Each Tenant referenced in 1 through 7 above, herein, “Tenant” and each Lease referenced in 1 through 7 above, herein, “Lease.”